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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of Earliest Event Reported): JANUARY 26, 2001


                               EB2B COMMERCE, INC.
               (Exact Name of Registrant as Specified in Charter)


        NEW JERSEY                   0-10039              22-2267658
(State or Other Jurisdiction of    (Commission         (I.R.S. Employer
      Incorporation)               File Number)     Identification Number)



        757 THIRD AVENUE, NEW YORK, NEW YORK                   10017
 (Address of Registrant's Principal Executive Offices)       (Zip Code)

                                 (212) 703-2000
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS

     eB2B Commerce, Inc. (the "Company") has made adjustments to the terms of the private warrants issued in connection with its December 1999 private placement. In this respect, an adjustment was made to reduce the exercise price from approximately $2.07 to $1.861 per share and the number of warrants held by each holder was increased by 11.1%. Such adjustments arose due to a delay in the filing of a demand registration statement by the Company. As a result, the number of shares of common stock underlying such warrants was increased from 7,931,011 to 8,812,235.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2001

                                   eB2B Commerce, Inc.


                                   By:    /s/ John J. Hughes, Jr., Esq.
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                                   Name:  John J. Hughes, Jr., Esq.
                                   Title: Executive Vice President
                                            and General Counsel